Exhibit 99.2

NITROMED, INC 125 SPRING STREET LEXINGTON, MA 02421 t. 781.266. 4000 f. 781.274.8080

www.nitromed.com

James G. Ham, III Elected CFO of NitroMed

LEXINGTON, MA (January 22, 2007) – The board of directors of NitroMed, Inc. (NASDAQ:NTMD) elected James G. Ham, III to the role of Chief Financial Officer.  He succeeds Kenneth M. Bate who assumed the post of chief executive officer of the company.

 “Jim is a tremendous asset to the company” Mr. Bate observed.  “His broad and deep leadership experience in pharmaceuticals will continue to inform the company’s progress towards successfully marketing BiDil.  He’s done an excellent job as a strategic financial steward establishing prudent business practices and assuring sound cash management,” he continued.

Mr. Ham, 57, joined NitroMed in 2004 as vice president of finance from Clearview Projects, a consulting firm providing business development and licensing support services to the biotech industry, where he was chief financial officer. Over the prior 24-year period, he held various positions at Bristol-Myers Squibb Company with financial and operational planning responsibility for the global pharmaceutical and health care enterprise, culminating as vice president Information Technology-Global Business Services from 1994 to 2001.

Mr. Ham is a graduate of Villanova University and he holds an M.B.A. from St. John’s University.

About NitroMed, Inc.
NitroMed of Lexington, Massachusetts is an emerging pharmaceutical company and the maker of BiDil® (isosorbide dinitrate/hydralazine hydrochloride), an orally administered medicine available in the United States for the treatment of heart failure in self-identified black patients.  In this population, BiDil is indicated as an adjunct to current standard therapies such as ACE inhibitors and/or beta blockers.  BiDil was approved by the U.S. Food and Drug Administration, primarily on the basis of efficacy data from the Company’s landmark A-HeFT (African American Heart Failure Trial) clinical trial, and is marketed by NitroMed.

Forward Looking Statements
Statements in this press release about future expectations, plans and prospects for the Company, including the Company’s expectations regarding the effect of its revised sales and marketing strategy, and its financial guidance with respect to operating expenses and available cash, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the Company’s ability to execute on its revised sales and marketing strategy including without limitation, the Company’s inability to achieve anticipated cost reductions, the Company’s ability to successfully market and sell BiDil with limited sales force support and centralized marketing efforts, the Company’s ability to recruit the specialized sales representatives necessary to execute on this strategy, and the Company’s ability to successfully enter into a co-promotion agreement for BiDil on favorable terms, if at all; the Company’s ability to obtain the substantial additional funding required to conduct manufacturing, marketing and sales of BiDil and to develop, conduct clinical trials for and, if approved, commercialize an extended release formulation of BiDil; patient, physician and third-party payer acceptance of BiDil and/or an extended release formulation of

BiDil as a safe and effective therapeutic; the Company’s ability to obtain or maintain intellectual property protection and required licenses; unanticipated operating expenses for fiscal year 2006 and beyond; and other important factors discussed in the Section titled “Risk Factors” in the Company’s  Quarterly Report on Form 10-Q for the period ended September 30, 2006, which has been filed with the SEC. The forward-looking statements included in this press release represent the Company’s views as of the date of this release.  The Company anticipates that subsequent events and developments will cause the Company’s views to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

Contact:

Jane A. Kramer
P: 781.266.4220
C: 781.640.8499

For full prescribing information, visit: www.BiDil.com.
BiDil is a registered trademark of NitroMed, Inc.

Source: NitroMed, Inc.